EX-35 (e)
(logo) National City
       Mortgage

National City Mortgage Co.
A Subsidiary of National City Bank of Indiana
3232 Newmark Drive * Miamisburg, Ohio 45342
Telephone: (937) 910-1200

Mailing Address:
P.O. Box 1820
Dayton, Ohio 45401-1820

Officer Certification

Re: See attached for series (Exhibit A)

I, T. Jackson Case, Jr., hereby certify to Merrill Lynch Bank USA, that I am a duly elected Executive Vice President of National City Mortgage Corporation (the "Company"), a corporation organized under the laws of the State of Ohio and further as follows:

(i) A review of the activities of the Servicer during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and

(ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under the Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

National City Mortgage

Certified by: /s/ T. Jackson Case, Jr.

Name:   T. Jackson Case, Jr.

Title:  Executive Vice President

Date:   2/14/2007


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Exhibit A

Investor
   #            Investor Name

V21             MLMI 2006-A3
V38             MLMI 2006-A4
V19             MLMI 2006-F1
220             MERRILL LYNCH
229             MERRILL LYNCH - SURF
295             MERRILL LYNCH MTG LENDING
799             MERRILL LYNCH BANK USA
955             MLMI 2003-A4
969             MLMI 2003-A5
976             MLMI 2003-A6
461             MLMI 2004-A1
835             MLMI 2004-A2
X60             MLMI 2005-A1
W10             MLMI 2005-A4
W54             MLMI 2005-A7
787             MLMI SERIES 2002-A3
905             MLMI SERIES 2003-A1
921             MLMI SERIES 2003-A2
938             MLMI SERIES 2003-A3
761             MERRILL LYNCH MTG CAPITAL
X05             MERRILL LYNCH MTG LNDG